                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF ZILOG, INC.

     1. Zilog International Ltd., a Cayman Islands corporation.

     2. Zilog Asia Ltd., a Hong Kong company.

     3. Zilog Philippines, Inc., a Philippines corporation.

     4. Zilog Electronics Philippines, Inc. a Philippines corporation and wholly owned subsidiary of Zilog Philippines, Inc.

     5. Zilog Japan KK, a Japanese company.

     6. Zilog UK, a United Kingdom company.